EXHIBIT 10.53

FORM OF

COHEN & COMPANY INC.

2020 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD

RESTRICTED STOCK AWARD by and between Cohen & Company Inc., a Maryland corporation (the “Company”), and (the “Grantee”), dated as of (the “Effective Date”).

WHEREAS, the Company maintains the Cohen & Company Inc. 2020 Long-Term Incentive Plan (as amended from time to time, the “Plan”); and

WHEREAS, the Grantee is an employee of a subsidiary of the Company; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Plan.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Grant of Restricted Shares. Upon approval by the Committee of this Restricted Stock Award (the “Approval”), the Company hereby agrees to grant the Grantee Shares of Restricted Stock (the “Restricted Shares”), subject to the terms of the Plan and the following terms and conditions. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2. Restrictions and Conditions. The Restricted Shares awarded to the Grantee hereby shall be subject to the following restrictions and conditions:

(i) During the period of restriction with respect to the Restricted Shares granted hereunder (the “Restriction Period”), the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the Restricted Shares (or have such Restricted Shares attached or garnished); provided, however, that the Grantee may transfer the Restricted Shares to a trust established for the sole benefit of the Grantee’s immediate family so long as, prior to such transfer, such trust delivers a written instrument to the Company pursuant to which such trust agrees to be bound by the Restriction Period to the same extent as the Grantee. Subject to clause (iii) below, the Restriction Period shall be deemed to have commenced on the Effective Date and shall lapse on so long as Grantee is then employed by the Company or any of the Company’s subsidiaries.

Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the Restriction Period with respect to such Restricted Shares shall only lapse as to whole Shares.

(ii) Once issued in accordance with Section 3 below, during the Restriction Period, the Grantee shall have, in respect of the Restricted Shares, all of the rights of a holder of common shares of beneficial interest of the Company, including the right to vote the Restricted Shares and the right to receive dividends as and when such dividends are declared and paid by the Company (or as soon as practicable thereafter); provided, however, that cash dividends on such Restricted Shares shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Restricted Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited).

(iii) Except as otherwise provided in any applicable employment agreement between the Grantee and the Company or any of its affiliates, notwithstanding anything to the contrary herein or in the Plan (including, but not limited to, Section 6.3(iv) of the Plan) and subject to compliance with the Code, applicable securities and other laws and applicable national securities exchange requirements, upon a Change in Control (as defined in the Plan), the restrictions on the Restricted Shares shall not immediately lapse and the Committee may amend, alter, adjust or otherwise modify this award, including but not limited to accelerating the lapsing of the Restriction Period, or may provide for the issuance of a replacement award under the Plan or otherwise (“Replacement Award”); provided, however, that, other than in connection with the issuance of a Replacement Award, the Committee shall not terminate this award without the Grantee’s consent. In addition, except as otherwise provided in any applicable employment agreement between the Grantee and the Company or any of its affiliates, if the Grantee’s service with the Company is terminated by the Company or the Grantee for any reason, then all Restricted Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(iv) Grantee shall not make an election under Section 83(b) of the Code with respect to this award; in the event that Grantee does make such election, the Restricted Shares shall be forfeited immediately and this award shall be deemed null and void ab initio.

3. Evidence of Issuance of Restricted Shares. Following Approval, a “book entry” (by computerized or manual entry) shall be made in the records of the Company (or, if applicable, the Company’s transfer agent) to evidence the Restricted Shares granted under this award.

4. Miscellaneous.

(a) THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

(b) The captions of this award are not part of the provisions hereof and shall have no force or effect. Subject to Section 2, this award may not be amended or modified except by a written agreement executed by the Company and Grantee or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this award shall not affect the validity or enforceability of any other provision of this award.

(c) The Committee may make such rules and regulations and establish such procedures for the administration of this award as it deems appropriate, subject to the terms of the Plan. Without limiting the generality of the foregoing, and to the extent not inconsistent with the Plan, the Committee may interpret this award, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this award or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this award or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this award, the decision of the Committee shall be final and binding upon all persons.

(d) All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 4(d).

(e) The failure of the Grantee or the Company to insist upon strict compliance with any provision of this award or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this award or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this award or the Plan.

(f) Nothing in this award shall confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and their shareholders to terminate the Grantee’s service at any time.

(g) This award contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company has executed this award as of the day and year first above written.

COHEN & COMPANY INC.

By:
Name:
Title:

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